EX-99.e.1.iv

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

August 18, 2009

Delaware Group Foundation Funds
2005 Market Street
Philadelphia, PA 19103

             Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Foundation Equity Fund (the “Fund”), which are series of Delaware Group Foundation Funds, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Fund’s Class A and Class R shares so that their Rule 12b-1 (distribution) fees will not exceed 0.25% and 0.50%, respectively, for the period August 18, 2009 through August 31, 2010.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                                                                         Delaware Distributors, L.P.

                                                                                        By: /s/ J. Scott Coleman

                                                                                               Name: /s/ J. Scott Coleman
                                                                                               Title:  President
                                                                                               Date: August 18, 2009

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Foundation Funds

By: /s/ Patrick P. Coyne

       Name: /s/ Patrick P. Coyne
       Title: Chairman/President/Chief Executive Officer
       Date: August 18, 2009